Exhibit 10.1

PLEDGE AGREEMENT

1. GRANT OF SECURITY INTEREST. The undersigned ABD Holding Company, Inc., a Delaware corporation (“Pledgor”) hereby irrevocably and unconditionally grants a security interest in, a lien upon and the right of set-off against, and assigns and transfers to Blue Ridge Investments, L.L.C. and its successors and assigns (collectively, “Lender”) all property referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the “Collateral”). The parties hereto expressly agree that all rights, assets and property at any time held in or credited to any securities account constituting Collateral shall be treated as financial assets as defined in the Uniform Commercial Code as in effect in any applicable state (the “UCC”).

2. INDEBTEDNESS.

(a) The Collateral secures and will secure all Indebtedness of Pledgor to Lender. Each person or entity obligated under any Indebtedness, including the Pledgor, is sometimes referred to in this Agreement as a “Debtor.”

(b) “Indebtedness” means:

(i) all debts, obligations or liabilities to Lender, now or hereafter existing or incurred whether absolute or contingent, arising under that certain Promissory Note dated June 20, 2008 in the principal amount of Twenty Million Dollars ($20,000,000) executed by Pledgor in favor of Lender (the “Note”) and all other instruments, documents and agreements of every kind and nature now or hereafter executed in connection with the Note (including all renewals, increases, extensions, restatements and replacements thereof and amendments and modifications of any of the foregoing),

(ii) all obligations and liabilities of Pledgor to Lender hereunder, and

(iii) all costs, attorneys’ fees and expenses incurred by Lender in connection with the collection or enforcement of any of the above.

3. LIMITATION ON EXTENSIONS OF CREDIT; COLLATERAL MAINTENANCE.

(a) Lender is not obligated to make any extension of credit under any Indebtedness if, as a result, the Outstanding Balance (as defined later in this Section) would exceed the Borrowing Base (as defined later in this Section). In addition, at all times during the term of this Agreement, Pledgor agrees to maintain in the Accounts described on Exhibit A hereto, as security for the Indebtedness, Collateral (“Eligible Collateral”) with an Adjusted Collateral Value in excess of the Outstanding Balance. The Adjusted Collateral Value shall be determined by multiplying the Collateral Value (determined as set forth later in this Section) of the Accounts by the Margin Call Percentage. The Advance Percentage and the Margin Call Percentage as such terms are used in this Agreement shall be determined by the Lender in its reasonable discretion and shall each initially be 95%. Such determination may be modified by Lender in its reasonable discretion as circumstances warrant and

Lender shall promptly notify Pledgor of such change, provided that the failure to so notify Pledgor shall not affect the validity of such determination.

(b)(i) If the Outstanding Balance exceeds at any time the sum of the amounts determined by multiplying the Collateral Value of the Accounts by the Margin Call Percentage then Pledgor shall have ten (10) business days from the date notification (whether oral or written) of such noncompliance is delivered to Pledgor, to either pledge additional Eligible Collateral satisfactory to Lender, in its sole discretion, or reduce the Outstanding Balance such that, after giving effect thereto, the Outstanding Balance is less than the Borrowing Base as of the date on which such action is taken. Any reduction in the Outstanding Balance shall not affect or reduce any future principal payments due except to the extent such reductions are applied in accordance with the documents evidencing or securing the Indebtedness.

(ii) In the event Pledgor fails to comply with the terms of subsection (b)(i) of this Section, Lender may, without any further notice of any kind, exercise any of the following rights and remedies, at Lender’s option: (A) the rights and remedies set out in the Section entitled “EVENTS OF DEFAULT; REMEDIES”, including without limitation, the right to accelerate the Indebtedness and liquidate the Collateral, and (B) the right to sell all or any part of the Collateral and apply the proceeds of such sale to the Outstanding Balance to the extent necessary so that the Outstanding Balance is less than the Borrowing Base.

(iii) In the event Pledgor fails to comply with the terms of subsection (a) of this Section and the Eligible Collateral is declining speedily in value or threatens to decline speedily in value then, notwithstanding subsection (b)(i) of this Section, Lender shall have no obligation to give notice of the failure to comply with subsection (a) of this Section nor to provide an opportunity to cure such noncompliance, and in such a case Lender may immediately at Lender’s sole option (A) declare the Indebtedness to be immediately due and payable, and/or (B) exercise its rights and remedies set out in subsection (b) of the Section entitled “EVENTS OF DEFAULT; REMEDIES”, including without limitation, selling all or any part of the Collateral and applying the proceeds of such Collateral to the Outstanding Balance.

(c) Pledgor may not sell, trade, withdraw or substitute any part of the Collateral without the prior written approval of Lender.

(d) For purposes hereof:

(i) The “Borrowing Base” is the sum of the amounts determined by multiplying the Collateral Value by the Advance Percentage from time to time in effect.

(ii) The “Outstanding Balance” means the outstanding principal balance of the Indebtedness from time to time. In the case of any guaranty included in the calculation of the Outstanding Balance, the calculation shall include the outstanding principal amount of any facility subject to the guaranty, subject to any limitation set forth in the guaranty.

(iii)(A) The “Collateral Value” of the Accounts described on Exhibit A hereto and any assets therein shall be determined by the Lender in its reasonable discretion and may be the value quoted to Lender by a source or sources selected by Lender in its sole discretion, which may include affiliates of Lender

(B) No Collateral shall be deemed to be Eligible Collateral unless it is subject to a perfected, first priority security interest in favor of Lender.

Furthermore, to the extent that Pledgor has not (1) delivered any Collateral consisting of certificated securities or instruments into the possession of Lender, (2) obtained the written agreement of any bailee or securities intermediary in form and substance satisfactory to Lender with respect to any Collateral, (3) delivered, in connection with any Collateral consisting of partnership, limited liability company or other similar interests held in any account, any consent or agreement required by the constituent documents of such partnership, limited liability company or other entity or otherwise requested by Lender in form and substance satisfactory to Lender, or (4) taken any other action required by Lender with respect to the Collateral, Lender, in its sole discretion, may exclude from the calculations of this Agreement, the Collateral Value of any such Collateral until Pledgor has complied with such covenant to the sole satisfaction of Lender.

4. PLEDGOR’S COVENANTS, REPRESENTATIONS AND WARRANTIES. Pledgor covenants, represents and warrants that unless compliance is waived by Lender in writing:

(a) Pledgor is the legal and beneficial owner of all the Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Lender, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of Lender.

(b) Pledgor shall, at Pledgor’s expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of the security interest of Lender in the Collateral and shall not take any actions that would alter, impair or eliminate said priority or perfection.

(c) Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Pledgor to do so, Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

(d) If any of the Collateral is margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States (“FRB”), Pledgor will provide Lender a properly executed Form U-1 Purpose Statement. Lender and Pledgor will comply with the requirements and restrictions imposed by Regulation U. Pledgor agrees that it will not maintain any margin stock in the Accounts.

(e) Pledgor’s exact legal name is correctly set forth on the signature page hereof. Pledgor will notify Lender in writing at least 30 days prior to any change in Pledgor’s name or identity.

(f) Pledgor’s chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of Pledgor) located, in the state specified on the signature page hereof. In addition, Pledgor is an organization of the type and (if an unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page. Pledgor shall give Lender at least thirty (30) days notice before changing the location of its chief executive office, type of organization, business structure or state of incorporation or organization.

(g) Pledgor’s organizational identification number, if any, assigned by its state of incorporation or organization is correctly set forth on the signature page hereof. Pledgor shall promptly notify Lender (i) of any change of its organizational identification number, or (ii) if Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.

5. LENDER APPOINTED ATTORNEY IN FACT. Pledgor authorizes and irrevocably appoints Lender as Pledgor’s true and lawful attorney-in-fact with full power of substitution to take any action and execute or otherwise authenticate any record or other documentation that Lender considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Lender or its nominee or any broker-dealer (which may be an affiliate of Lender) and to execute any control agreement covering any Collateral on Pledgor’s behalf and as attorney-in-fact for Pledgor in order to perfect Lender’s first priority and continuing security interest in the Collateral and in order to provide Lender with control of the Collateral, and Pledgor’s signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Pledgor to any Lender, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Lender without further consent of Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Lender may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Indebtedness or held by Lender thereafter as Collateral pursuant to the provisions hereof; (d) to exercise any right, privilege or option pertaining to any Collateral, but Lender has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Lender determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Lender’s rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of Pledgor any record reasonably believed necessary or appropriate by Lender for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Lender’s rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Lender’s transmission of Pledgor’s signature on and authentication of the financing statement shall constitute Pledgor’s signature on and authentication of the financing statement; (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of Pledgor’s obligations under this Agreement; and (j) to execute any documentation reasonably believed necessary by Lender for compliance with any laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws. The foregoing appointments are irrevocable and coupled with an interest and shall survive the death or disability of Pledgor and shall not be revoked without Lender’s written consent. To the extent permitted by law, Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

6. VOTING RIGHTS.

(a) So long as no Event of Default shall have occurred and is continuing and Lender has not delivered the notice specified in subsection (b) below, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any document or agreement executed in connection herewith.

(b) Upon the occurrence and during the continuance of an Event of Default, at the option of Lender exercised in a writing sent to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) above shall cease, and Lender shall thereupon have the sole right to exercise such voting and other consensual rights.

7. EVENTS OF DEFAULT; REMEDIES.

(a) Any one or more of the Events of Default under the Note shall be a default hereunder (each an, “Event of Default”).

(b) If an Event of Default occurs, Lender may do any one or more of the following, to the extent permitted by law:

(i) Declare any Indebtedness immediately due and payable, without notice.

(ii) Exercise as to any or all of the Collateral all the rights, powers and remedies of an owner, subject to the Section entitled “VOTING RIGHTS”.

(iii) Enforce the security interest given hereunder pursuant to the UCC and any other applicable law.

(iv) Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Lender may elect. Lender may purchase the Collateral for its own account at any such sale. Lender shall give Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC or other applicable law, Pledgor agrees that at least 10 days notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Lender fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC or other applicable law. Pledgor acknowledges that Collateral may be sold at a loss to Pledgor, and that, in such event, Lender shall have no liability or responsibility to Pledgor for such loss. Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be “commercially reasonable” solely as a result of such prices and other sale terms. Upon any such sale, Lender shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted.

Without limiting any other rights and remedies available to Lender, Pledgor expressly acknowledges and agrees that with respect to Collateral consisting of notes, bonds or other securities which are not sold on a recognized market , Lender shall be deemed to have conducted a commercially reasonable sale of such Collateral if (a) such sale is conducted by any nationally recognized broker-dealer (including any affiliate of Lender), investment bankers or any other method common in the securities industry, and (b) if the purchaser is Lender or any affiliate of Lender, the sale price received by Lender in connection with such sale is reasonably supported by quotations received from one or more other nationally recognized broker-dealers, investment bankers or other financial institutions.

(v) Enforce the security interest of Lender in any deposit account which is part of the Collateral by applying such account to the Indebtedness.

(vi) Exercise any other remedy provided under this Agreement or by any applicable law.

(vii) Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(viii) Sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

Pledgor agrees that the Collateral may be sold as provided for in this Pledge Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law. All cash proceeds received by or on behalf of Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, following the payment of the fees and expenses of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied in whole or in part by Lender to, the Indebtedness (including, without limitation, the undrawn amount of any letters of credit) in such order as Lender may elect. Any surplus of such cash or cash proceeds held by or on behalf of Lender and remaining after payment in full of all the Indebtedness shall be paid to Pledgor. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section are insufficient to cover the costs and expenses of such realization and the payment in full of all Indebtedness, Pledgor and Debtor shall remain liable for any deficiency to the extent Pledgor and Debtor are obligated therefor under the other documents executed in connection with the Indebtedness and this Agreement.

8. RIGHT TO CURE; LIMITATION ON LENDER’S DUTIES. If Pledgor fails to perform any agreement contained herein, Lender may perform or cause performance of such agreement and the expenses of Lender incurred in connection therewith shall be payable by Pledgor or Debtor under the Section entitled “COSTS”. Any powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (a) ascertaining, exercising or taking other action or giving Pledgor notice with respect to subscription rights, calls, conversions, exchanges, maturities, lenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Lender shall not be liable for any loss to the Collateral resulting from acts of God, war, civil commotion, fire, earthquake, or other disaster or for any other loss or damage to the Collateral except to the extent such loss is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from Lender’s gross negligence or willful misconduct.

9. WAIVERS. Lender shall be under no duty or obligation whatsoever and Pledgor waives any right to require Lender to (i) make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Lender as Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, (ii) proceed against any person or entity, (iii) proceed against or exhaust any collateral, or (iv) pursue any other remedy in Lender’s power; and Pledgor waives any defense arising by reason of any disability or other defense of Debtor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Debtor or any other person. Until the Indebtedness is paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation any claim or right of subrogation under the bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Lender now has or may hereafter have against Debtor or against any other person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Lender. If Pledgor is not also a Debtor with respect to a specified Indebtedness, Pledgor authorizes Lender without notice or demand and without affecting Pledgor’s liability hereunder, from time to time to: (i) renew, extend, accelerate or otherwise change the time for payment of or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold security, other than the Collateral, for the payment of the Indebtedness or any part thereof, and exchange, enforce, waive and release the Collateral or any part thereof or any such other security; and (iii) release or substitute Debtor or any one or more of them, or any of the endorsers or guarantors of the Indebtedness or any part thereof, or any other parties thereto and Pledgor consents to the taking of, or failure to take, any action by Lender which might in any manner or to any extent vary the risks of Pledgor under this Agreement or which, but for this provision, might operate as a discharge of Pledgor. Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of Debtor and of all circumstances which bear upon the risk of nonpayment or the risk of a margin call or liquidation of the Collateral.

10. TRANSFER, DELIVERY AND RETURN OF COLLATERAL.

(a) Pledgor shall immediately deliver or cause to be delivered to Lender (or the Securities Intermediary, if any) (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Lender, and (ii) in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by Pledgor, shall be received in trust for the benefit of Lender and be segregated from the other property or funds of Pledgor.

(b) Lender may at any time deliver the Collateral or any part thereof to Pledgor and the receipt by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Lender shall retain all rights and powers hereby given. Pledgor agrees that Lender may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Indebtedness any and all information in Lender’s possession concerning Pledgor, this Agreement and the Collateral.

11. CONTINUING AGREEMENT AND POWERS.

(a) This is a continuing Agreement and all the rights, powers and remedies hereunder shall, unless otherwise limited herein, apply to all past, present and future Indebtedness of Debtor or any one or more of them to Lender, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, cessation of business, dissolution or bankruptcy of Debtor or any one or more of them, or any other event or proceeding affecting Debtor or any one or more of them.

(b) Until all Indebtedness shall have been paid in full and Lender shall have no obligation to extend credit to any Debtor, the power of sale and all other rights, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor or any one or more of them may have ceased. Pledgor waives the benefit of any statute of limitations as applied to this Agreement.

12. SECURITIES INTERMEDIARY. If permitted by Lender, some or all of the Collateral may be held at a broker or other securities intermediary (the “Securities Intermediary”). Pledgor shall pay to the Securities Intermediary any charges or costs imposed by the Securities Intermediary. Pledgor at no time shall request that the Securities Intermediary release any Collateral to Pledgor, except as expressly permitted by Lender. Lender may require that Pledgor obtain a control agreement, signed by the Securities Intermediary, in form and substance acceptable to Lender. Lender may, at any time but in accordance with the terms of this Agreement and any control agreement, require the Securities Intermediary to do any or all of the following: (a) disburse any or all of the Collateral to Lender; (b) allow Lender (and not Pledgor) to exercise any rights relating to the Collateral; (c) sell some or all of the Collateral and remit the sales proceeds (less the Securities Intermediary’s normal sales charge) to Lender; and (d) buy and sell Collateral only upon the instructions of Lender (and not Pledgor). If Lender assigns or transfers its rights under this Agreement and Lender is the Securities Intermediary for any or all of the Collateral, Pledgor agrees that Lender, in such capacity, is irrevocably directed by Pledgor to comply with instructions or entitlement orders with respect to such Collateral originated by any assignee or transferee of this Agreement without further consent of Pledgor.

13. COSTS. To the extent permitted by law, all advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of Lender’s custody unit or of any Securities Intermediary, shall become a part of the Indebtedness secured hereunder and shall be paid to Lender by Debtor and Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys’ fees shall include the allocated cost of in-house counsel to the extent permitted by law.

14. WAIVER. Pledgor acknowledges that it has requested Lender to make the loan to it evidenced by the Note. The Note may be secured by a securities account maintained by Pledgor at Bank of America (as defined below) which securities account may be managed by Columbia Management or an affiliate thereof (“Columbia”). Bank of America and Columbia are affiliates of Lender and each other. Pledgor hereby acknowledges and agrees that the various capacities that Lender, Bank of America and Columbia are acting in as a result of the loan requested, can create a conflict between its interest and the interests of Lender, Columbia and Bank of America. Pledgor hereby waives any conflict of interest that Lender, Bank of America and Columbia may have or any other allegation of a breach of fiduciary duty with respect to all matters directly or indirectly arising from or relating to the loan evidenced by the Note, including the administration of the Note and the enforcement of the documents securing the Note, including this Agreement.

15. NOTICES. Unless otherwise provided or agreed to herein or required by law, notice and communications provided for in this Agreement shall be in writing and shall be mailed, telecopied or delivered to Pledgor to the address or facsimile number for notices set forth for Pledgor below or across from its signature below or at such other address or facsimile number as shall be designated by Pledgor in a written notice to Lender at the address for notices set forth for Lender below or across from Lender’s signature below. If Pledgor’s address or facsimile number for notices is not entered below and Pledgor has not otherwise designated such address or facsimile number to Lender in writing, then the address and/or facsimile number for Pledgor in Lender’s records shall be deemed the address or facsimile for notices to Pledgor. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) facsimile shall be deemed delivered when transmitted and (d) any other method, shall be deemed delivered when delivered. To the extent that oral notification is provided for or agreed to herein, such oral notification may be made by telephone to any of the number(s) set forth on the signature page for Pledgor; provided that any oral notification in person or at any other telephone number shall constitute notification hereunder.

16. INDEMNITY. Pledgor shall indemnify, hold harmless and defend Lender and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, and legal fees and damages arising from their execution of or performance under this Agreement or any control agreement executed by Lender in connection with the Collateral or any allegation of a conflict of interest or breach of fiduciary duty as a result of any action taken by Lender, Bank of America or Columbia as permitted in the documents relating to the loan evidenced by the Note, except to the extent that such claim, action, obligation, liability or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

17. MISCELLANEOUS.

(a) This Agreement (i) may be waived, altered, modified or amended only by an instrument in writing, duly executed by the party or parties sought to be charged or bound thereby, and (ii) may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any waiver, express or implied, of any provision hereof and any delay or failure by Lender to enforce any provision shall not preclude Lender from enforcing any such provision thereafter.

(b) Pledgor hereby irrevocably authorizes Lender to file one or more financing statements describing all or part of the Collateral, and continuation statements, or amendments thereto, relative to all or part of the Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor. Pledgor agrees to furnish any such information to Lender promptly upon request. Pledgor also ratifies its authorization for Lender to have filed any initial financing statement or amendments thereto filed prior to the date hereof.

(c) From time to time, Pledgor and Debtor shall, at the request of Lender, execute such other agreements, documents or instruments or take any other actions in connection with this Agreement as Lender may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to Lender herein, but their failure to do so shall not limit or affect any security interest or any other rights of Lender in and to the Collateral. Pledgor will execute and deliver to Lender any stock powers, instructions to any securities intermediary, issuer or transfer agent, proxies, or any other documents of transfer that Lender requests in order to perfect, obtain control or otherwise protect Lender’s security interest in the Collateral or to effect Lender’s rights under this Agreement. Such powers or documents may be executed in blank or completed prior to execution, as requested by Lender.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the extent that Lender has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive Lender of such rights and remedies as may be available under federal law.

(e) Any term used or defined in the UCC and not defined herein has the meaning given to the term in the UCC, when used in this Agreement.

(f) This Agreement shall benefit Lender’s successors and assigns and shall bind Pledgor’s successors and assigns, except that Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a Debtor with respect to the Indebtedness.

(g) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

(h) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and all obligations and undertakings hereunder of such parties are joint and several.

(i) The illegality, invalidity or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality, validity or enforceability of the remaining provisions of this Agreement.

(j) This Agreement and any other documents executed or delivered in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction.

18. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY

[INTENTIONALLY LEFT BLANK]

EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties duly executed this Agreement as of June 20, 2008

LENDER:

BLUE RIDGE INVESTMENTS, L.L.C.

	By:	/s/ George C. Carp

	Title:	Senior Vice President

Pledgor’s Chief Executive Office:	PLEDGOR:

22 Cherry Hill Drive	ABD HOLDING COMPANY, INC.
Street Address

Danvers, Massachusetts 01923	By:	/s/ Michael R. Minogue 6/27/08
City State Zip
	Title:	Chief Executive Officer

Pledgor’s type of organization: Corporation Pledgor’s state of incorporation or organization (if Pledgor is a corporation, limited partnership, limited liability company or other registered entity):	Pledgor’s organizational identification number if any, assigned by the state of incorporation or organization (If no organizational identification number has been assigned enter “None”):
Delaware

Address for Notices to Pledgor:

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Attention: Daniel Sutherby, Chief Financial Officer

Telephone Number: 978-777-5410

Facsimile Number: 978-777-8411

Address for Notices to Lender:

Blue Ridge Investments, L.L.C.

214 N. Tryon Street

Charlotte, North Carolina

Attention:	George Carp
Senior Vice President
Facsimile:	704-683-4684

With a copy of all notices to:

Bank of America

100 Federal Street

Boston, Massachusetts 02110

Attention:	Douglas Marshall
Vice President
Facsimile:	617-434-3552

Exhibit A to Pledge Agreement

Description of Collateral

1. All of the accounts specified below (the “Accounts”):

(a) The following listed account(s):

(i) Account number(s)/account number(s) 2836-0022364803 –ABD Holding Company Inc. held by Bank of America, N. A. (“Bank of America”) as agent or custodian for Pledgor under an agreement for custody, safekeeping, investment management, investment advisory or similar services between Pledgor and Bank of America.

(b) All successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained.

(c) Any linked or related accounts or subaccounts held by any affiliate of Bank of America Corporation or any entity as clearing broker for any of the accounts.

2. All rights of Pledgor in connection with the Accounts, including any rights against any securities intermediary, any such affiliate of Bank of America Corporation or any clearing broker in connection with the Accounts.

3. All investment property, security entitlements, financial assets, certificated securities, uncertificated securities, money, deposit accounts, instruments, certificates of deposit, general intangibles, and all other investments or property of any sort now or hereafter held, maintained or administered in, or credited to, the Accounts; including, without limitation, all membership and other right, title and interest in and to the Pledgor’s investment in and ownership of Columbia Strategic Cash Portfolio, a series of Columbia Qualified Purchaser Funds, LLC, a Delaware limited liability company (collectively, the “Interest”) and further including without limitation, (i) Pledgor’s interest in the profits and losses generated by the Interest, any right to receive distributions therefrom or to make redemptions of such Interest or tender thereof, (ii) all rights, privileges, authority and power of Pledgor as owner and holder of the Interest, including all contract rights related thereto, (iii) any documents or certificates representing or evidencing the Interest, and (iv) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Interest, in each case, whether now existing or hereafter arising, whether at law or in equity; but excluding collective investment funds managed by Lender, including without limitation, any interest in variable amount notes, commonly known as “master notes”; and excluding anything construed as real property under applicable state law.

4. All present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Pledgor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

5. For the purposes of this Exhibit, if there is more than one Pledgor, the term “Pledgor” shall include any one or more of the Pledgors.